Exhibit 24

POWER OF ATTORNEY

We, the undersigned Directors and Officers of Commerce Bancshares, Inc. do hereby severally name, constitute and appoint Thomas J. Noack or Jeffery D. Aberdeen, with full power of substitution, our agent and attorney-in-fact, to do any and all things for each of us and in our respective behalves as Directors and/or as Officers of Commerce Bancshares, Inc. to enable Commerce Bancshares, Inc. to comply with the Securities act of 1933 and to sign and execute a Registration Statement on Form S-3, and any amendments thereto, relating to the registration with the Securities and Exchange Commission of an unspecified amount of securities (including depositary shares and shares of preferred stock) of Commerce Bancshares, Inc.

Executed this 10th day of June, 2014.

/s/ Terry Bassham Terry Bassham	/s/ Jonathon M. Kemper Jonathon M. Kemper

/s/ John R. Capps John R. Capps	/s/ Terry O. Meek Terry O. Meek

Earl H. Devanny, III	Benjamin F. Rassieur, III

W. Thomas Grant, II	/s/ Todd R. Schnuck Todd R. Schnuck

/s/ James B. Hebenstreit James B. Hebenstreit	/s/ Andrew C. Taylor Andrew C. Taylor

/s/ David W. Kemper David W. Kemper	/s/ Kimberly G. Walker Kimberly G. Walker

/s/ Charles G. Kim Charles G. Kim	/s/ Jeffery D. Aberdeen Jeffery D. Aberdeen